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EXHIBIT 4.2:


                         CALIFORNIA INDEPENDENT BANCORP
                       NONQUALIFIED STOCK OPTION AGREEMENT

         This Nonqualified Stock Option Agreement (the "Agreement") is made and entered into as of the ______ day of _____________, _____, by and between California Independent Bancorp (the "Company") and _____________________, ("Optionee");

         WHEREAS, pursuant to the 2000 Equity Incentive Plan (the "Plan"), a copy of which is attached hereto, the Board of Directors of the Company has authorized granting to Optionee a nonqualified stock option to purchase all or any part of _______________ (_______) authorized but unissued shares of the Company's common stock at the price of _____________ dollars and _______ cents ($__.__) per share, subject to the terms and conditions hereinafter stated (the "Option") ;

         NOW, THEREFORE, it is hereby agreed:

         1. GRANT OF OPTION. The Company's Board of Directors hereby grants to Optionee, an option to purchase a total of _____________ shares of common stock of the Company, at the price provided herein, and subject to the terms, definitions and provisions of the Plan. The capitalized terms defined in the Plan shall have the same defined meanings herein. The grant of this option shall not impose an obligation on the Optionee to exercise the Option.

         2. NATURE OF THE OPTION. This Option is intended by the Company and the Optionee to be a nonstatutory stock option and does not qualify for any special tax benefits to the Optionee. This option is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         3. EXERCISE PRICE. The Exercise Price of the Option is _____________ dollars and _______________ cents ($__.__) per share, which is not less than the Fair Market Value per share of the common stock of the Company on the Grant Date.

         4. OPTION TERM. Subject to earlier termination as provided in the Plan, this Option shall terminate on ______________________, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of Section 6 of the Plan as follows:


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     (a)  RIGHT TO EXERCISE.  This Option shall vest cumulatively, the date of grant of the Option, exercisable during a period of ________ months after the Grant Date as follows:

          (1) This Option may be exercised immediately to the extent of not more than ____ percent (__%) of the Shares;

          (2) Upon or after the expiration of _________ (__) months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares;

          (3) Upon or after the expiration of _________ (__) months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares;

          (4) Upon or after the expiration of _________ (__) months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares; and

          (5) Upon or after the expiration of _________ (__) months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares.

     Any portion of the Option not exercised shall accumulate and can be exercised any time prior to or upon the expiration of _________ (__) months from the Grant Date.

     (b) MINIMUM EXERCISE. This Option may not be exercised for less than ___ Shares nor for a fraction of a Share.

     (c) METHOD OF EXERCISE. This Option shall be exercisable only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee. The Exercise Agreement shall state the election to exercise the Option, specify the number of whole Shares in respect of which the Option is being exercised, any restrictions imposed on the Shares purchased, and such representations and agreements as required by the Company to comply with applicable securities laws. Such Exercise Agreement shall be signed by the Optionee and shall be delivered, in person or by certified mail, to the Secretary of the Company accompanied by payment of the Exercise Price as specified below.

     No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the shares of the Company's common stock may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is


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exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

     (d) METHOD OF PAYMENT. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America or its equivalent (e.g. certified check, official bank check or money order) at the time when such Shares are purchased. Such payment also shall include the amount of any withholding tax obligation which may arise in connection with the exercise, as determined by the Company. In addition, payment may be made in any of the following forms as indicated by an "x" in the preceding parenthesis:

          ( ) SURRENDER OF STOCK. Payment of all or part of the Exercise Price and any withholding taxes may be made all or in part with Shares which have already been owned by the Optionee or Optionee's representative for more than 6 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

          ( ) EXERCISE/SALE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

          ( ) EXERCISE/PLEDGE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

          ( ) COMBINATION. By any combination of the permissible forms of payment.

     (e) RESTRICTIONS ON EXERCISE. Notwithstanding the exercise periods set forth in this Agreement, exercise of an Option will always be subject to the following:

          (1) In the event of a Optionee's death or Disability, the term of the Option shall expire [SPECIFY A PERIOD FROM 12 TO 6 MONTHS] after such death or Disability but


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not later than the original expiration date specified in Section 4 of this
Agreement.

          (2) In the event that the Board determine that an Optionee be terminated by the Company for cause, the term of the Option shall expire immediately after the Company's notice or advice of such termination is dispatched to the Optionee. For purposes of this Paragraph (2), "cause" shall mean an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or the deliberate disregard of rules of the Company which results in loss, damage or injury to the Company, the unauthorized disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement of any conduct which constitutes unfair competition with the Company, the removal of Optionee from office by any court or bank regulatory agency, or such other similar acts which the Committee in its discretion determine to constitute good cause for termination of Optionee's service. In making such determination of cause, the Board shall give the Optionee an opportunity to appear before the Board and present evidence on the Optionee's behalf. As used in this Paragraph (2), Company includes any subsidiaries of the Company.

          (3) As a result of termination for any reason other than death, Disability or cause, the term of the Option shall expire three (3) months after such termination, but not later than the original expiration date specified in Section 4 of this Agreement.

          (4) This Option shall not be exercisable by Optionee in any part unless at all times beginning with the date of grant and ending no more than ______ (_) months prior to the date of exercise, Optionee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) been in the continuous service of the Company or a Subsidiary thereof, except that such period of _______ (__) months shall instead be the period specified in Paragraph 5(e)(1) above, following any termination of Optionee's affiliation by reason of Optionee's permanent and total disability.

     6. NO OBLIGATION TO EMPLOY. Notwithstanding any provision of this Agreement, the grant of this Option shall in no way be construed so as to confer on Optionee the rights to employment, affiliation or continued employment or affiliation by the Company or a subsidiary thereof. Nothing in the Plan or hereunder shall confer upon Optionee any right to employment or affiliation or to continue in the employ, directorship or consultancy of the Company or a Subsidiary thereof. Nothing in the Plan or hereunder shall confer upon Optionee any right to interfere with or restrict in any way the rights of the Company or a subsidiary thereof, which are hereby expressly reserved, to terminate or discharge Optionee at any time for any reason whatsoever, with or without cause, subject to applicable laws and the terms of any written employment agreement the Optionee has entered into with the


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Company or subsidiary.

     7. TRANSFERABILITY. This Option, and any interest therein, is not transferable or assignable by the Optionee other than by will, the laws of descent and distribution, or by an instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor). During the lifetime of the Optionee, an Option will be exercisable only by the Optionee and any elections with respect to an Option may be made only by the Optionee.

     8. ADJUSTMENT OF SHARES. In the event of a Company stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, subdivision, or similar change in the capital structure of the Company without consideration, then each of the number of Shares reserved for issuance under this Option will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws. Fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction or will be rounded up to the nearest whole Share, as determined by the Committee.

     The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     9.  CORPORATE TRANSACTIONS.

         (a) REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization involving a Change in Control (as defined in Section 19.1(a) of the Plan), the Option shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of options not exercised, in all cases without the Optionee's consent. Any cancellation shall not occur until after such acceleration is effective and the Optionee has been notified of such acceleration and have had reasonable opportunity to exercise their options.

         (b) OTHER TREATMENT OF AWARDS. Subject to any greater rights granted to Participants under the foregoing provisions of this Paragraph 9, in the event of the occurrence of any transaction described in Paragraph 9(a), the Option will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other corporate transaction.


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         10.  NO PRIVILEGES OF STOCK OWNERSHIP.  No Optionee will have any of the rights of a shareholder with respect to any Shares represented by the Option, until the Shares (and not simply an Option) are issued to the Optionee. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

         If such Shares are Restricted Stock, any new, additional or different securities the Optionee may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. Furthermore, Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Optionee's original Purchase Price.

         11. TAXATION UPON THE OPTION'S EXERCISE. Optionee understands that upon exercise of this Option, he will generally recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. The Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. The Optionee may elect to pay such tax by (i) requesting the Company to withhold a sufficient number of shares from the shares otherwise due upon exercise or (ii) by delivering a sufficient number of shares of the Company's common stock which have been previously held by the Optionee for such period of time as the Committee may require. The aggregate value of the shares withheld or delivered, as determined by the Committee must be sufficient to satisfy all such applicable taxes, except as otherwise permitted by the Committee. If the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Optionee's election must be made in compliance with rules and procedures established by the Committee.

         12. 2000 EQUITY INCENTIVE PLAN. This Agreement is subject to, and the Company and Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive Optionee, without Optionee's consent, of this Option or any of Optionee's rights hereunder. Should a conflict exist between the Plan and this Agreement, the terms of the Plan shall control. A copy of the Plan in its present form is available for inspection during business hours by Optionee or other persons entitled to exercise this Option at the Company's principal office. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

         13. REQUIREMENTS OF LAW AND STOCK EXCHANGES. By accepting this Option, Optionee represents and agrees that Optionee and their transferees by will or the laws


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of descent and distribution that, unless a registration statement under the
Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for Participant's personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for that person's own account and not with view to or for sale in connection with any distribution.

         No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange or other securities market on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

         14. NOTICES. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to Optionee at the address given beneath Optionee's signature hereto or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as described above, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

         15. ARBITRATI0N. Any controversy, dispute or claim arising out of or relating to this Option which cannot be amicably settled including, but not limited to, the suspension or termination of the rights granted to Optionee, shall be settled by arbitration conducted in Sutter County or such other mutually agreed upon location. Such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place within the above-referenced location as selected by the arbitrator(s).

         16. ATTORNEYS FEES. In the event of any litigation, arbitration, or other proceeding arising out of this Option the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorneys' fees and costs incurred.

         17. LAWS APPLICABLE TO CONSTRUCTION. This Agreement has been executed and delivered by the Company in California, and this Agreement shall be construed


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and enforced in accordance with the laws of California.

         18. COUNTERPARTS. This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

                                            CALIFORNIA INDEPENDENT BANCORP

                                            By: ________________________________

                                                   (_______________________)

                                            Address: P.O. Box 929002
                                                     Yuba City, CA 95992

                                            Optionee:

                                            ____________________________________

                                                   (_______________________)

                                                   Address: ____________________

                                                            ____________________

ACKNOWLEDGMENT:

         I hereby acknowledge receipt of a copy of this Agreement as well as a copy of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

                                            Optionee:

                                            ____________________________________

                                                   (_______________________)


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